FORBEARANCE AGREEMENT

      THIS FORBEARANCE AGREEMENT ("Agreement"), made and entered into as of the 29th day of November, 2005, by and among Laser Energetics, Inc., an Oklahoma corporation ("Company") and EILEEN BERKE ("Berke") and CINCINNATI SUB-ZERO PRODUCTS, INC. ("CSZ") (Berke and CSZ are hereinafter collectively referred to as the "Creditors").

                                    RECITALS

      WHEREAS, the Creditors have made or may in the future make, certain loans to the Company, including loans made by Berke to Laser Energetics, Inc., a Florida corporation (LEI(Fl)) in the aggregate outstanding principal amount as of October 31, 2005 of $335,313.00 and loans made by CSZ to LEI (Fl) in the aggregate outstanding principal amount as of October 31, 2005 of $26,750.00, which obligations have or will be assumed to the Company (the "Creditor Obligations"); and

      WHEREAS, Cornell Capital Partners, LP (the "Investor") and the Company are about to enter into a certain Amended and Restated Securities Purchase Agreement to be dated on or about November 30, 2005 (the "Purchase Agreement"), pursuant to which the Company will issue to the Investor a Secured Convertible Debenture in the original principal amount of approximately $1,200,000.00 (the "Debenture") (the "Investor Obligations"); and

      WHEREAS, the Creditors have agreed to subordinate the Creditor Obligations to the Investor Obligations as set forth below.

      A. NOW, THEREFORE, in consideration of the mutual promises and benefits hereinafter set forth, and of other good and valuable consideration, the Creditors covenant and agree that (i) no payments due or to become due on the Creditor Obligations shall be paid, and no payment on account thereof, and (ii) Creditors will not exercise any rights or remedies which they may have in connection with the Creditor Obligations unless and until the Company has paid and satisfied in full the Investor Obligations.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   LASER ENERGETICS, INC., an Oklahoma
                                   corporation


                                   By: /s/ Robert D. Battis
                                       -----------------------------------------
                                       Robert D. Battis, Chief Executive Officer

                                   CINCINNATTI SUB-ZERO


                                   By: /s/ Steven J. Berke
                                       -----------------------------------------
                                       Name:  Steven J. Berke
                                       Title: President + CEO


                                   /s/ Eileen Berke
                                   ---------------------------------------------
                                   EILEEN BERKE